SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 6, 2000
                                                          -------------

                                 AMPLIDYNE, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                 0-21931                     22-3440510
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     (STATE OR OTHER            (COMMISSION                 (IRS EMPLOYER
     JURISDICTION OF            FILE NUMBER)             IDENTIFICATION NO.)
        FORMATION)

                 59 LA GRANGE STREET, RARITAN, NEW JERSEY       08869
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                  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)    (ZIP CODE)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (908) 253-6870
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGES SINCE LAST REPORT)

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ITEM 5.  OTHER EVENTS.

         As of April 5, 2000, the Board of Directors of Amplidyne, Inc. (the "Company") approved the redemption of all of the Company's outstanding Redeemable Common Stock Purchase Warrants (the "Warrants"). A Notice of Redemption was mailed to all Warrantholders to advise them that under the terms of the Warrant Agreement between the Company and the American Stock Transfer and Trust Company, as warrant agent, the Company was exercising its right to redeem and cancel all of the Company's Warrants. Accordingly warrantholders have until the close of business on May 9, 2000 to exercise their Warrants for the purchase of shares of Common Stock at an exercise price of $6.00 per share. Should a warrantholder fail to exercise the Warrants held thereby by such date, the Company will redeem them on May 10, 2000 by paying $.01 for each outstanding Warrant. The closing sales price of the shares of the Company's Common Stock on April 5, 2000 was $71/4.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

         (c)      Exhibits

                  1.  Press Release of the Company dated April 6, 2000.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

                                 AMPLIDYNE, INC.



                                 By:  /s/ DEVENDAR S. BAINS
                                      ------------------------------------------
                                          Devendar S. Bains
                                          Chairman of the Board, Chief Executive
                                          Officer and President

Dated:  April 7, 2000